AMENDMENT TO SIDE LETTER
This AMENDMENT (this “Amendment”) is entered into as of April 14, 2023, by and among F45 Training Holdings Inc., a Delaware corporation (the “Company”) and each Lender (as defined below) signatory hereto (collectively, the “Consenting Lenders”).
RECITALS
A. Reference is made to (i) that certain Subordinated Credit Agreement, dated as of February 14, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the lenders party thereto from time to time (collectively, the “Lenders”), the other Loan Parties party thereto, and Alter Domus (US) LLC, as Administrative Agent and Australian Security Trustee and (ii) that certain letter agreement, dated as of February 14, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Side Letter”) by and among the Company and the Lenders.
B. Subject to the terms and conditions set forth in this Amendment, the Consenting Lenders, constituting the Required Lenders, have agreed to amend certain provisions of the Side Letter as set forth herein.
NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Definitions. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings ascribed to such terms in the Side Letter or the Credit Agreement, as applicable.
SECTION 2. Amendments. Subject to the terms and conditions set forth in this Amendment, as of the Amendment Effective Date (as defined below), Section 2 of the Side Letter is hereby amended and restated in its entirety as follows (with ~~strikethrough~~ text showing the deletions and double underlined text showing the insertions):
“Promptly following the Effective Date, the Board shall take all necessary actions to commence and diligently execute a formal search process for a CFO, including but not limited to retaining an executive search firm reasonably acceptable to the Required Lenders. The Company shall conduct such process as promptly as reasonably practicable, and shall identify a CFO candidate no later than ~~sixty (60)~~ one hundred and fifty (150) days following the Effective Date; provided, that if the Company is using commercially reasonable efforts to identify a CFO candidate, then such ~~sixty (60)~~ one hundred and fifty (150) day period shall be automatically extended by a single additional fifteen (15) days upon notice from the Company to the Required Lenders. Subject to the consent of the Required Lenders as to such candidate, not to be unreasonably withheld, and subject to the Company and such candidate agreeing on mutually acceptable terms of employment, the Board shall take all necessary actions to appoint such candidate as CFO as promptly as practicable. If the Required Lenders do not reasonably consent to the CFO candidate proposed by the Company, the Board shall promptly identify an alternative candidate. Upon the Effective Date, the Company shall have retained Robert Madore as an employee or contractor. Upon the Effective Date, the Board shall have appointed Robert Madore to serve as the interim CFO of the Company, and he shall serve as interim CFO from the Effective Date until such time as the Board appoints a permanent CFO in accordance with this Section 2. The approval of the Audit Committee of the Board shall be required for any termination of Mr. Madore’s employment with the Company prior to the appointment of a permanent CFO in accordance with this Section 2.”

SECTION 3. Representations of the Company. To induce the Consenting Lenders to execute and deliver this Amendment, the Company represents and warrants to the Consenting Lenders as of the Amendment Effective Date (as defined below) that:
(a)the execution, delivery and performance by the Company of this Amendment (i) are within its organizational powers, and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders; (ii) does not violate any provision of the organizational documents of the Company; (iii) requires no order, consent, approval, license, authorization or validation of, or filing, recording or registration, except for those as have been obtained or will be obtained on or before the Amendment Effective Date; (iv) does not violate any Requirement of Law applicable to the Company; and (v) does not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or the assets of the Company, or give rise to a right thereunder to require any payment to be made by the Company;
(b)this Amendment has been duly executed and delivered by the Company and constitutes, when executed and delivered by the Company, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(c)after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or will immediately result from the consummation of the transactions contemplated by this Amendment.
SECTION 4. Effectiveness. This Amendment shall become effective on the date (such date of such effectiveness being referred to herein as the “Amendment Effective Date”) on which each of the following conditions precedent have been satisfied):
(a)the Consenting Lenders shall have received duly executed signature pages for this Amendment signed by the Consenting Lenders and the Company;
(b)the representations and warranties of the Company contained in this Amendment shall be true and correct in all material respects (or, if such representation or warranty is subject to a materiality or Material Adverse Effect qualification, in all respects) on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if such representation or warranty is subject to a materiality or Material Adverse Effect qualification, in all respects) as of such earlier date; and
(c)the Borrower shall have paid to the Consenting Lenders all reasonable and documented out of pocket expenses of the Consenting Lenders incurred on or before the Amendment Effective Date pursuant to Section 9.03 of the Credit Agreement.
SECTION 5. Effect of Agreement. The execution, delivery and effectiveness of this Amendment shall not directly or indirectly (i) create any obligation to make any Loans or other extensions of credit, (ii) constitute a consent or waiver of any future violations of any provisions of the Side Letter or any Loan Document, (iii) constitute a novation of the Side Letter or any Loan Document, (iv) other than the amendment to the Side Letter set forth in Section 2 hereof, impair, limit, prejudice, amend or modify any terms, conditions, obligations, covenants or agreements of the Side Letter or any Loan Document, or any right, power or remedy of any Lender, whether such right, power or remedy exists now or in the future, or (v) constitute a course of dealing or other basis for altering any obligations under the Side Letter, any Loan

Document or any other contract or instrument. Except as expressly set forth herein, each Consenting Lender reserves all of its rights, powers, and remedies under the Side Letter, the Credit Agreement and applicable law.
SECTION 6. Governing Law; Submission to Jurisdiction. Sections 7 and 8 of the Side Letter are incorporated herein, mutatis mutandis, as if a part hereof.
SECTION 7. Counterparts. Section 10 of the Side Letter is incorporated herein, mutatis mutandis, as if a part hereof.
SECTION 8. Severability. Section 9 of the Side Letter is incorporated herein, mutatis mutandis, as if a part hereof.
SECTION 9. Amendments. This Amendment may not be amended, and no provision hereof may be waived, except by an instrument signed by the Consenting Lenders and the Company.
[Signature pages to follow]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.

COMPANY: F45 TRAINING HOLDINGS, INC.

By: __/s/ Patrick Grosso Name: Patrick Grosso Title: Chief Legal Officer

[F45 - Signature Page to Side Letter Amendment]

CONSENTING LENDERS:
KENNEDY LEWIS CAPITAL
PARTNERS MASTER FUND II LP
By: Kennedy Lewis GP II, LLC, its general partner

By: _/s/ Anthony Pasqua
Name: Anthony Pasqua
Title: Authorized Signatory

KENNEDY LEWIS CAPITAL
PARTNERS MASTER FUND III LP
By: Kennedy Lewis GP III, LLC, its general partner

By: _/s/ Anthony Pasqua
Name: Anthony Pasqua
Title: Authorized Signatory

[F45 - Signature Page to Side Letter Amendment]